Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of April 21, 2026, by and among Cumberland Pharmaceuticals Inc., a Tennessee corporation (the “Company”), Nuvo Pharmaceuticals (Ireland) DAC, an Ireland designated activity company (“Buyer”), and [●] (the “Stockholder”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Buyer and the Company are entering into an Asset Purchase Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the sale of substantially all of the assets of the Company to Buyer.

WHEREAS, as of the date hereof, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”, as amended), which meaning will apply for all purposes of this Agreement; provided, that all options, warrants, restricted stock units and other convertible securities are included even if not exercisable within sixty (60) days of the date hereof) of the number of shares of Company common stock, no par value (the “Company Stock”), as set forth next to the Stockholder’s name on Schedule A hereto, being all of the shares of Company Stock owned of record or beneficially by the Stockholder as of the date hereof (with respect to the Stockholder, the “Owned Shares” and, the Owned Shares together with the Stockholder’s Additional Shares (as defined herein), the Stockholder’s “Covered Shares”);

WHEREAS, the Board has, by unanimous vote of the directors, (a) determined that the terms of the Purchase Agreement and the Transactions are fair to, and in the best interests of, the Company and its stockholders, (b) determined that it is in the best interests of the Company and its stockholders and declared it advisable to enter into the Purchase Agreement, (c) approved the execution and delivery by the Company of the Purchaser Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Transactions upon the terms and subject to the conditions contained therein, (d) resolved to recommend that its stockholders vote to approve the Transactions, in each case on the terms and subject to the conditions set forth in the Purchase Agreement and (e) directed that the Purchase Agreement be submitted to the Company's stockholders for their approval; and

WHEREAS, as an inducement and condition for Buyer to enter into the Purchase Agreement, the Stockholder has agreed to enter into this Agreement with respect to the Stockholder’s Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.            Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

“Additional Shares” means, with respect to the Stockholder, any additional shares of Company Stock or other voting securities of the Company that the Stockholder may acquire record and/or beneficial ownership of after the date hereof (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or issued upon the exercise of any options, the settlement of any restricted stock or other conversion of any convertible securities).

“Exempt Transfer” means any transfer of Covered Shares (i) if the Stockholder is a natural person, (a) by will or intestacy, to the legal representative, heir, beneficiary or a member of the immediate family of the Stockholder, (b) to any immediate family member (for purposes of this Agreement, “immediate family” shall mean any spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild, or the spouse of any child, adopted child, grandchild or adopted grandchild of the Stockholder) or (c) to any trust the beneficiaries of which include only the Stockholder or the immediate family of the Stockholder for bona fide estate planning purposes, (ii) if the Stockholder is a corporation, partnership, limited liability company, trust or other business entity, to another corporation, partnership, limited liability company, trust or other business entity that is a controlled Affiliate of the Stockholder, or (iii) that has received the prior written approval of Buyer; provided that (A) any transfer pursuant to the foregoing clause (i) or (ii) of this definition shall be permitted only if prior to, and as a condition to, such Exempt Transfer becoming effective, such transferee executes a joinder to this Agreement in form and substance reasonably satisfactory to Buyer and which shall bind such transferee to all of the obligations of the Stockholder herein and (B) in the case of a transfer pursuant to the foregoing clause (i) or (ii) of this definition the transferor Stockholder shall remain liable for any failure of such transferee to comply with or perform its obligations under this Agreement.

“Expiration Time” means the earlier to occur of (a) the Closing, (b) such date and time as the Purchase Agreement shall be validly terminated pursuant to Article X thereof or (c) with respect to Section 2 only, receipt by the Company of the Requisite Stockholder Approval.

“Lien” means any lien, encumbrance, hypothecation, adverse claim, charge, mortgage, security interest, pledge or option, proxy, right of first refusal or first offer, preemptive right, deed of trust, servitude, voting agreement, voting trust, transfer restriction or any other similar restriction.

“Permitted Lien” means (a) any Lien arising under this Agreement, (b) any applicable restrictions on transfer under the Securities Act, or (c) proxies granted by the Stockholder in connection with the Company’s annual meeting of shareholders to be held on April 21, 2026 and any adjournment thereof (which shall exclude, for the avoidance of doubt, any proxy with respect to any Acquisition Proposal).

“Representative” means, with respect to a particular Person, any director, officer, manager, shareholder, member, partner, owner, principal, employee, advisor, representative, consultant, counsel, accountant, investment banker or agent of such Person.

“Transfer” means (i) any direct or indirect offer, sale, assignment, encumbrance, pledge, gift, hedge, hypothecation, disposition, loan or other transfer (including pursuant to a margin call), or entry into any option or other contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, gift, hedge, hypothecation, disposition, loan or other transfer (whether by merger, consolidation, division, conversion, operation of law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement), (ii) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney with respect to such Covered Shares or (iii) any contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) or (ii) of this definition.

2.            Agreement to Vote the Covered Shares.

2.1            From the execution and delivery of this Agreement until the Expiration Time, at every meeting of the Company's stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement or recess thereof), and in any other circumstance, however called, including in connection with any request for an action by consent of the stockholders in lieu of a meeting, the Stockholder shall vote (including by providing proxy) or execute and deliver a consent with respect to, all of the Stockholder’s Covered Shares (or cause the holder(s) of record on any applicable record date to vote (including by providing proxy) or execute and deliver a consent with respect to all of the Stockholder’s Covered Shares):

(a)            in favor of the approval of the Purchase Agreement and the Transactions;

(b)            in favor of the approval of any amended and restated Purchase Agreement or amendment to the Purchase Agreement recommended by the Board or pursuant to any reaffirmation of the Board Recommendation.

(c)            in favor of the approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes present for there to be a quorum or for the approval of the Purchase Agreement (or any amendment thereto) on the date on which such meeting is held, or if Buyer proposes or requests such adjournment or proposal, in each case, in accordance with the Purchase Agreement; and

(d)            against any Acquisition Proposal or any action or proposal in furtherance of any Acquisition Proposal (other than a Superior Proposal).

2.2            From the execution and delivery of this Agreement until the Expiration Time, at every meeting of the Company's stockholders (and at every adjournment or postponement or recess thereof), the Stockholder shall appear in person at such meeting or shall cause the Stockholder’s Covered Shares to be represented by proxy and shall otherwise cause all of the Stockholder’s Covered Shares to be counted for the purposes of establishing a quorum at such meeting (or, with respect to any such Covered Shares that the Stockholder owns beneficially but not of record, the Stockholder shall cause the holder(s) of record of such shares as of any applicable record date for determining the Stockholders entitled to vote at the meeting to be represented in person or by such proxy at such meeting as provided herein and to be counted as present for purposes of establishing a quorum). The Stockholder hereby appoints the Company and any designee of the Company, and each of them individually, until the Expiration Time (at which time this proxy shall automatically be revoked), as its proxy and attorney-in-fact, with full power of substitution and re-substitution, to vote or act by written consent during the term of this Agreement with respect to the Covered Shares in accordance with Section 2.1 hereof in the event the Stockholder fails to comply with its obligation under this Agreement or attempts or purports to vote (or provide consent with respect to), or cause any other Person to vote or provide consent with respect to, the Stockholder’s Covered Shares in a manner inconsistent with the terms of this Agreement. This proxy and power of attorney is given to secure the performance of the duties of the Stockholders under this Agreement. The Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by the Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by the Stockholder with respect to the Covered Shares (other than proxies granted by the Stockholder in connection with the Company’s annual meeting of shareholders to be held on April 21, 2026 and any adjournment thereof (which shall exclude, for the avoidance of doubt, any proxy with respect to any Acquisition Proposal)). The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death or incapacity of the Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

3.            Transfers. Beginning on the date hereof until the Expiration Time, the Stockholder hereby covenants and agrees that, (a) except as expressly contemplated pursuant to this Agreement, the Stockholder shall not, and shall direct its Affiliates and their respective Representatives not to, directly or indirectly (i) tender any Covered Shares into any tender or exchange offer, (ii) except for an Exempt Transfer, Transfer or enter into any contract, option, agreement, understanding or other arrangement with respect to the Transfer of, any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), (iii) enter into any hedge, swap or other transaction or contract which is designed to (or is reasonably expected to lead to or result in) a transfer of the economic consequences of ownership of any Covered Shares (whether any such transaction is to be settled by delivery of Covered Shares, in cash or otherwise), (iv) grant any proxies (other than proxies granted by the Stockholder in connection with the Company’s annual meeting of shareholders to be held on April 21, 2026 and any adjournment thereof (which shall exclude, for the avoidance of doubt, any proxy with respect to any Acquisition Proposal)) or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (v) commit or agree to take any of the foregoing actions and (b) the Stockholder shall not, and shall direct its Affiliates and their respective Representatives not to, directly or indirectly take any action that would reasonably be expected to prevent or materially impair or materially delay the consummation of the transactions contemplated by this Agreement. Without limiting the foregoing, the Stockholder agrees that it shall not, and shall cause each of its Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities of the Company for the purpose of opposing or competing with or taking any actions inconsistent with the Transactions. Any Transfer in violation of this Section 3 shall be void ab initio.

4.            Fiduciary Duties. The Stockholder is entering into this Agreement solely in its capacity as the record holder and/or beneficial owner of the Stockholder’s Covered Shares. Without limiting the terms of the Purchase Agreement in any respect, nothing in this Agreement shall in any way attempt to limit or affect any actions taken by the Stockholder or its Affiliates’ designee(s) or beneficial owner(s) serving on the Board (in any such director’s capacity as such) or any the Stockholder, in his or her capacity as a director, officer or employee of the Company or any of its Affiliates, from complying with his or her fiduciary obligations to the extent (and solely to the extent) acting in such designee’s or beneficial owner’s capacity as a director, officer or employee of the Company. No action taken (or omitted to be taken) by the Stockholder in any such capacity as a director, officer or employee of the Company shall be deemed to constitute a breach of this Agreement.

5.            Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants that:

5.1            Due Authority. The Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement and the other definitive documentations contemplated hereby. If an entity, the Stockholder is duly organized, validly existing and in good standing (to the extent such concept exists) in accordance with the laws of its jurisdiction of formation, as applicable. The execution and delivery of this Agreement, the performance of the Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized. This Agreement has been duly and validly executed and delivered by the Stockholder, and this Agreement constitutes a valid and binding obligation of the Stockholder enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar applicable Laws affecting or relating to creditors’ rights generally and equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

5.2            Ownership of the Covered Shares. (a) The Stockholder is, as of the date hereof, the beneficial and/or record owner of the Stockholder’s Covered Shares, all of which are free and clear of any Liens, other than Permitted Liens, and (b) subject only to community property laws, if applicable, the Stockholder has sole voting power over all of the Stockholder’s Covered Shares and no person (other than the Stockholder and any person under common control with the Stockholder) has a right to acquire any of the Covered Shares held by the Stockholder. The Stockholder has not entered into any agreement to Transfer any Covered Shares (other than any proxies granted by the Stockholder in connection with the Company’s annual meeting of shareholders to be held on April 21, 2026 and any adjournment thereof (which shall exclude, for the avoidance of doubt, any proxy with respect to any Acquisition Proposal)). As of the date hereof, the Stockholder does not own, beneficially or of record, any shares of Company Stock or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Company Stock or other voting shares of the Company) other than the Owned Shares.

5.3            No Conflict: Consents.

(a)            The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement does not and will not: (i) violate any Laws applicable to the Stockholder or (ii) result in any breach of or constitute a default under any contract or obligation to which the Stockholder is a party or by which the Stockholder is subject or (iii)  if an entity, violate the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of the Stockholder, in each case of clauses (i) through (iii), except for such violations, breaches or defaults as would not materially delay or materially impair the ability of the Stockholder to perform its obligations under this Agreement.

(b)            No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Authority or any other Person is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the performance by the Stockholder of its obligations under this Agreement, except (i) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws or (ii) the applicable rules and regulations of the SEC or any applicable stock exchange.

5.4            Absence of Litigation. As of the date hereof, there is no legal action pending against, threatened in writing against, or, to the knowledge of the Stockholder, threatened orally against or affecting the Stockholder that would reasonably be expected to prevent, materially delay or materially impair the ability of the Stockholder to perform its obligations under this Agreement.

5.5            Brokers. No broker, finder, financial advisor, investment banker or other agent is entitled to any brokerage, finder’s, financial advisor’s, investment banking or other similar fee or commission payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of the Stockholder, on behalf of the Stockholder (it being understood that arrangements made by the Company shall not be deemed to be an arrangement of the Stockholder).

6.            Representations and Warranties of the Company. The Company hereby represents and warrants that: (a) the Company has the full power and capacity to make, enter into and carry out the terms of this Agreement; (b) the Company is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation; (c) the execution and delivery of this Agreement and the performance of the Company’s obligations hereunder have been validly authorized, and assuming the accuracy of the representations and warranties set forth in Section 5.3(b), no other consents or authorizations are required to give effect to this Agreement; and (d) this Agreement has been duly and validly executed and delivered by the Company, and this Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar applicable Laws affecting creditors’ rights and remedies generally.

7.            Representations and Warranties of Buyer. Buyer hereby represents and warrants that: (a) Buyer has the full power and capacity to make, enter into and carry out the terms of this Agreement; (b) Buyer is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation; (c) the execution and delivery of this Agreement and the performance of Buyer’s obligations hereunder have been validly authorized, and assuming the accuracy of the representations and warranties set forth in Section 5.3(b), no other consents or authorizations are required to give effect to this Agreement; and (d) this Agreement has been duly and validly executed and delivered by Buyer, and this Agreement constitutes a valid and binding obligation of Buyer enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar applicable Laws affecting creditors’ rights and remedies generally.

8.            [Restrictive Covenants.2

8.1            Employee Non-Solicitation/Non-Hire. For a period of eighteen (18) months from and after the Closing Date, the Stockholder shall not, and shall cause each of his Affiliates to not, directly or indirectly, (i) encourage, induce, or solicit any Transferred Business Employee to leave employment with Buyer or any of its Affiliates or (ii) hire, employ, or attempt to hire or employ any Transferred Business Employee; provided, that the foregoing clause (i) shall not preclude Stockholder or any of his Affiliates from (A) posting a general solicitation through a public medium or general or mass mailing by or on behalf of Stockholder or his Affiliates, as applicable, that is not targeted at employees of Buyer or its Subsidiaries or Affiliates or any Transferred Business Employee or (B) soliciting any terminated employee of Buyer or its Affiliates so long as such former employee has been terminated from employment with Buyer or its Affiliates for more than twelve (12) months.

2 Section 8 is included only in A.J Kazimi's Voting and Support Agreement.

8.2            Business Relations Non-Interference. For a period of four (4) years from and after the Closing Date, the Stockholder shall not, and shall each cause of his Affiliates to not, directly or indirectly through a third party, (i) induce or attempt to induce any Person to cease doing business with Buyer or any of its Affiliates with respect to the Products, or (ii) in any way intentionally interfere with the relationship between any such customer, supplier, licensee, licensor or other business relation of Buyer or any of its Affiliates with respect to the Products in a manner harmful to Buyer or any of its Affiliates.

8.3            Competing Products. For a period of four (4) years from and after the Closing Date, the Stockholder shall not, and shall cause his Affiliates to not, (i) engage in any business in the Territory that manufactures, promotes, markets, distributes, commercializes, imports, exports or sells any products that compete with the Products, or (ii) grant any rights to or enter into any arrangement with a third party to launch, manufacture, promote, market, distribute, commercialize, import, export or sell a product that competes with the Products in the Territory; provided that nothing herein shall prohibit the Stockholder from being a passive owner of not more than 5% of the outstanding equity securities of any class of a Person so long as none of the Stockholder nor any of his Affiliates has any active participation in the business of such Person.

8.4            Non-Disparagement. For a period of three (3) years from and after the Closing Date, the Stockholder shall not, and shall cause his Affiliates not to, directly or indirectly, make any disparaging statement concerning the Business, the Products or the Acquired Assets.

8.5            Certain Acknowledgements. The Stockholder agrees and acknowledges that he is familiar with the trade secrets and other information of a confidential or proprietary nature of the Business, the Products and the other Acquired Assets, and their respective business relations. The Stockholder also agrees and acknowledges that Buyer, its Affiliates, the Business, the Products and the other Acquired Assets would be irreparably damaged if the Stockholder or his Affiliates were to provide products or services or to otherwise engage in any activity in violation of this Section 8 and that any such action would result in a significant loss of goodwill by Buyer and its Affiliates in respect of such businesses. The Stockholder agrees and acknowledges that the covenants and agreements set forth in this Section 8 were a material inducement to Buyer to enter into this Agreement, the Purchase Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder, and that Buyer and its Affiliates would not obtain the benefit of the bargain set forth in this Agreement, the Purchase Agreement and the other Transaction Documents as specifically negotiated by the parties hereto and thereto, as applicable, if the Stockholder or his Affiliates breached any of the provisions of this Section 8 with respect to the Products in the Territory. The Stockholder acknowledges and agrees that the promises and restrictive covenants that the Stockholder and his Affiliates are providing in this Section 8 are reasonable with respect to period, geographical area and scope and are necessary for the protection of legitimate interests in Buyer's investment in the Business, the Products and the other Acquired Assets (including customer relationships, trade secrets and goodwill) pursuant to the Purchase Agreement and the other Transaction Documents, and that such limitations would not impose any undue burden upon the Stockholder or his Affiliates. In the event that any such period, geographical area or scope limitation is deemed to be invalid, prohibited or unenforceable by a court of competent jurisdiction, Buyer and the Stockholder agree to the reduction of any or all of said period, geographical area or scope limitations to such a period, geographical area or scope as said court shall deem reasonable or enforceable under the circumstances. If such partial enforcement is not possible in such jurisdiction, the provision shall be deemed severed as to such jurisdiction, and the remaining provisions of this Section 8 shall remain in full force and effect. The Stockholder acknowledges and agrees that irreparable injury will result to Buyer, the Business, the Products or the other Acquired Assets if the Stockholder or his Affiliates breaches any of the terms of this Section 8, and that in the event of the Stockholder's or his Affiliates’ actual or threatened breach of any of the provisions contained in this Section 8, Buyer will have no adequate remedy at law. The Stockholder accordingly agrees that in the event of any actual or threatened breach by the Stockholder or his Affiliates of any of the provisions contained in this Section 8, Buyer shall be entitled to such injunctive and other equitable relief as may be deemed necessary or appropriate by a court of competent jurisdiction without proving the inadequacy of a remedy at law or irreparable harm and without the requirement to post a bond with respect thereto. Nothing contained herein shall be construed as prohibiting Buyer from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove. In addition, because the protection of the goodwill of the Business requires that the Stockholder comply with the covenants in this Section 8 for the full periods of restriction discussed herein, the Stockholder agrees that, if it is determined by a court of competent jurisdiction that the Stockholder has breached this Section 8, any such period will be extended for a period of time (if any) equal to the time period that the Stockholder is determined by such court of competent jurisdiction to have breached any of the covenants in this Section 8, such that the Stockholder is ultimately foreclosed from engaging in the restricted activities under this Section 8 for a time period equal to the full periods of restriction. The Stockholder shall be liable for any breaches of this Section 8 by any of his Affiliates and Representatives.]

9.            Miscellaneous.

9.1            No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct, indirect or beneficial ownership or incidence of ownership of or with respect to the Covered Shares. Without limiting this Agreement in any manner, rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and the Company shall have no authority to direct any Stockholder in the voting or disposition of any of the Covered Shares, except as expressly provided herein.

9.2            Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Stock” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction. In the event of any such adjustment, or in the event the Stockholder acquires any Additional Shares, Schedule A shall be deemed amended accordingly, automatically and without further action of any Person to include such Additional Shares.

9.3            Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto. No waiver by any party of its rights hereunder shall be effective against such party unless the same shall be in writing. No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Purchase Agreement.

9.4            Expenses. Except as otherwise provided, all costs and expenses incurred in connection with this Agreement shall be paid by the party hereto incurring such cost or expense.

9.5            Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by any party hereto to another party hereto shall be in writing and (a) served by personal delivery upon the party for whom it is intended, (b) sent by an internationally recognized overnight courier service to the party for whom it is intended or (c) sent by email unless the sender receives a failure of transmission in connection therewith:

(i)	if to the Company or the Stockholder, to:

Cumberland Pharmaceuticals Inc.
1600 West End Ave., Sute 1300
Nashville, TN 37203-7003 USA
Attention: Chief Executive Officer

Email: akazimi@cumberlandpharma.com

with a copy (which shall not constitute notice) to:

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
1600 West End Avenue, Suite 2000
Nashville, TN 37203
Attention: Tonya Mitchem Grindon
E-mail: tgrindon@bakerdonelson.com

(ii)	if to Buyer, to:

Nuvo Pharmaceuticals (Ireland) DAC
88 Harcourt St.
Dublin 2, D02 DK18
Attention: Gary McCloskey
E-mail: gmccloskey@nuvopharm.eu

with a copy to (which shall not constitute notice):

Apotex Inc.
150 Signet Drive
Toronto, Ontario Canada, M9L 1T9,
Attn: Francesco Tallarico; Andrew Teehan
Email: ftallarico@apotex.com; ateehan@apotex.com

and

Kirkland & Ellis LLP
98 S.E. 7th Street, Suite 700
Miami, Florida 33131
Attention: Matthew S. Arenson, P.C.; Ngozi Nezianya
Email: matthew.arenson@kirkland.com;
ngozi.nezianya@kirkland.com

or to such other Person or address as has been designated in writing by the party to receive such notice provided above. Any notice, request, instruction or other communications or document given as provided above shall be deemed given to the receiving party (x) upon actual receipt, if delivered personally, (y) on the second Business Day after deposit with an overnight courier, if sent by an overnight courier, or (z) upon a successful email transmission and such email shall be deemed successfully transmitted provided sender does not receive notice of failed transmission.

9.6            Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties hereto may be entitled to seek a temporary injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, or to seek a permanent injunction in addition to any other remedy to which they are entitled at law or in equity without being required to prove irreparable harm or the inadequacy of monetary damages or other remedy at law or post a bond.

9.7            GOVERNING LAW; CHOICE OF LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEABILITY OF THIS AGREEMENT AND SCHEDULE A ATTACHED HERETO AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE; PROVIDED THAT ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEABILITY OF SECTION 8 OF THIS AGREEMENT AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED THEREIN SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE. ANY AND ALL ACTIONS AND CAUSES OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR STATUTE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, INCLUDING ITS STATUTES OF LIMITATIONS (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN), WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OR STATUTE OF LIMITATIONS OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE.

9.8            Dispute Resolution; WAIVER OF JURY TRIAL

(a)            Except as expressly provided elsewhere in this Agreement, any Action arising under or relating to this Agreement or any breach or threatened breach hereof or thereof (“Arbitrable Dispute”) shall be resolved by final and binding arbitration administered by American Arbitration Association (“AAA”); provided, that nothing in this 9.8 shall prohibit [(i) Buyer and its Affiliates from having the right to specifically enforce Section 83 and the restrictive covenants therein by way of specific performance, restraining order, injunction or other equitable relief in any court of competent jurisdiction,]4 (ii) a party hereto from instituting litigation to enforce any Final Determination in any court of competent jurisdiction or (iii) any Party from seeking remedies under Section 9.6, in each case of clauses [(i)-(iii)], without complying with the procedures in 9.8(b)-(d). Except as otherwise provided in this Section 9.8 or in the rules and procedures of AAA as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by and shall be enforced pursuant to the Uniform Arbitration Act and applicable provisions of Delaware Law.

(b)            In the event that any party hereto asserts that there exists an Arbitrable Dispute, such party shall deliver a written notice to each other party hereto involved therein specifying the nature of the asserted Arbitrable Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within thirty (30) days after such delivery of such notice, the party delivering such notice of Arbitrable Dispute may, within forty-five (45) days after delivery of such notice, commence arbitration hereunder by delivering to each other party involved therein a notice of arbitration (a “Notice of Arbitration”) and by filing a copy of such Notice of Arbitration with the New York, New York office of AAA. Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Arbitrable Dispute and the claims of each party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the rules and procedures of AAA as in effect from time to time to be included therein, if any.

(c)            Within twenty (20) days after receipt of the Notice of Arbitration, the parties shall use their best efforts to agree on an independent arbitrator expert in the subject matters of the Arbitrable Dispute (the “Arbitrator”). If the parties cannot agree on the identity of the Arbitrator, each of the parties to the Arbitrable Dispute shall select one independent arbitrator expert in the subject matter of the Arbitrable Dispute. In the event that any party fails to select an independent arbitrator as set forth herein within twenty (20) days after delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator(s) selected by the other party(ies). The arbitrators selected by the parties to the Arbitrable Dispute shall select the Arbitrator, and the Arbitrator shall resolve the matter according to the procedures set forth in this Section 9.8.

(d)            The arbitration shall be conducted under the rules and procedures of AAA as in effect from time to time, except as otherwise set forth herein or as modified by the agreement of all of the parties. The arbitration shall be conducted in New York, New York. The Arbitrator shall conduct the arbitration so that a final result, determination, finding, judgment or award (the “Final Determination”) is made or rendered as soon as practicable, but in no event later than sixty (60) days after the delivery of the Notice of Arbitration nor later than ten (10) days following completion of the arbitration. The Final Determination must be agreed upon and signed by the Arbitrator. The Final Determination shall be final and binding on all parties hereto and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator to correct manifest clerical errors.

3 Section references are updated for Voting and Support Agreements that do not include Section 8.

4 Included only in A.J. Kazimi's Voting and Support Agreement.

(e)            The parties hereto each may enforce any Final Determination in any court of competent jurisdiction.

(f)             Each party hereto hereby irrevocably consents to the service of process by registered mail or personal service.

(g)            If any party hereto shall fail to pay the amount of any damages, if any, assessed against it within five (5) days after the delivery to such party of such Final Determination, the unpaid amount shall bear interest from the date of such delivery at the Applicable Rate. Interest on any such unpaid amount shall be compounded monthly, computed on the basis of a three hundred sixty-five (365) day year and shall be payable on demand. In addition, such party shall promptly reimburse the other party(ies), as applicable, for any and all costs or expenses of any nature or kind whatsoever (including all attorneys’ fees and expenses) incurred in seeking to collect such damages or to enforce any Final Determination.

(h)            EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, SUIT OR PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE (INCLUDING, FOR THE AVOIDANCE OF DOUBT, ANY SEEKING EQUITABLE RELIEF).

9.9            Documentation and Information. Except as required by applicable Law, the Stockholder shall not, and shall direct its Representatives not to, make any public announcement regarding this Agreement, the Purchase Agreement, or the Transactions without the prior written consent of Buyer and the Company. The Stockholder consents to and authorizes the publication and disclosure by the Company of the Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), and any other information that the Company reasonably determines is required to be disclosed by applicable Law, in any press release, the Proxy Statement and any other disclosure document required in connection with the Purchase Agreement and the Transactions. The Stockholder acknowledges that the Company, in its sole discretion, may file this Agreement or a form hereof with the U.S. Securities and Exchange Commission (the “SEC”) or any other Governmental Authority. The Stockholder agrees to promptly give the Company any information it may reasonably request for the preparation of any such disclosure documents.

9.10          Further Assurances. The Stockholder agrees, from time to time, at the reasonable request of the Company and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

9.11          Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Purchase Agreement.

9.12          Reliance. The Stockholder understands and acknowledges that Buyer is entering into the Purchase Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

9.13          Interpretation.

(a)            When used in this Agreement, the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation” and, unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” shall not be exclusive.

(b)            Any terms defined in the singular shall have a comparable meaning when used in the plural, and vice-versa.

(c)            This Agreement shall be deemed drafted jointly by the parties hereto and shall not be specifically construed against any party based on any claim that such party or its counsel drafted this Agreement.

(d)            The headings and captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement.

(e)            Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(f)             Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term.

(g)            References to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

9.14          Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of applicable Law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

9.15          Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

9.16          Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered by each party to the other parties, it being understood that all parties hereto need not sign the same counterpart. Counterpart signature pages to this Agreement may be delivered by electronic delivery (i.e., by email of a portable document format (PDF) signature page), and each such counterpart signature page will constitute an original for all purposes.

9.17          Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing or the termination of this Agreement. This Section 9.17 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Closing or the termination of this Agreement.

9.18          Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the Expiration Time; provided that the provisions of this Section 9 shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination; provided, however, that in no such event shall the Stockholder have any liability for any monetary damages resulting from a breach of this Agreement other than in connection with a Willful and Material Breach of this Agreement by the Stockholder. For purposes hereof, “Willful and Material Breach” means a material breach of this Agreement that results from a willful or deliberate act or failure to act by a Party that knows, or could reasonably be expected to have known, that the taking of such act or failure could result in such a material breach.

9.19          No Agreement until Executed. This Agreement shall not be effective unless and until (i) the Board has approved, for purposes of any applicable takeover Laws, and any applicable provision of the charter or bylaws of the Company, the Purchase Agreement, this Agreement and the Transactions, and following such approval, (ii) the Purchase Agreement is executed by all parties thereto and (iii) this Agreement is executed and delivered by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:

CUMBERLAND PHARMACEUTICALS INC.

By:
Name:
Title:

BUYER:

Nuvo Pharmaceuticals (Ireland) DAC

By:
Name:
Title:

STOCKHOLDER:

[●]

By:
Name:

Schedule A

Stockholder	Shares of Common Stock
[●]	[●]